As filed with the Securities and Exchange Commission on January 12, 1999.
                                                File No. 333-_________
==========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                        ----------------------

                               FORM S-8

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                     UNITED COMMUNITY BANKS, INC.
         -----------------------------------------------------
        (Exact Name of Registrant as Specified in Its Charter)

         Georgia                                  58-1807304
 -------------------------------            ---------------------
 (State or Other Jurisdiction of               (I.R.S. Employer
 Incorporation or Organization)  --------   Identification Number)

        P.O. Box 398, 59 Highway 515, Blairsville, Georgia 30512
        --------------------------------------------------------
              (Address of Principal Executive Offices)
                         ________________________

                     KEY EMPLOYEE STOCK OPTION PLAN
                        (Full Title of the Plan)
                          ________________________

                          Mr. Jimmy C. Tallent
                   President and Chief Executive Officer
                        United Community Banks, Inc.
                                P.O. Box 398
                               59 Highway 515
                         Blairsville, Georgia 30512
                               (706) 745-2151
  (Name, Address, and Telephone Number, Including Area Code, of Agent for
                                  Service)
                          ________________________

                                 Copies to:

                          F. Sheffield Hale, Esq.
                          Kilpatrick Stockton LLP
                                 Suite 2800
                           1100 Peachtree Street
                           Atlanta, Georgia 30309

                                            Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum             Proposed Maximum
    Title of Securities            Amount to                 Offering Price                 Aggregate                Amount of
     to be Registered            be Registered                Per Share(1)                Offering Price          Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $1.00 par        150,000 shares                  $11.39                     $1,708,500                $474.96
          value

<F1> Based on the book value of each share, $11.39, as of the most recent practicable date, September 30, 1998, pursuant to Rule
     457(h).

/TABLE

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 27, 1995
(Commission File No. 33-80885) are incorporated by reference.

ITEM 8.   EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                Description

4                        Key Employee Stock Option Plan (included as
                         Exhibit 4 to the Registrant's Form S-8 dated
                         December 27, 1995 filed with the Commission and incorporated herein by reference)

5                        Opinion of Kilpatrick Stockton LLP

23                       Consent of Porter Keadle Moore, LLP

24                       Power of attorney (See Signature Page)

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on this 30th day of November, 1998.

                              UNITED COMMUNITY BANKS, INC.



                              By:  /s/ Jimmy C. Tallent
                                   Jimmy C. Tallent
                                   President and Chief Executive Officer


     Each person whose signature appears below appoints Jimmy C. Tallent and Christopher J. Bledsoe, or either of them, attorney-in-fact, either with power of substitution, for him in any and all capacities, to sign any amendments to this Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

 Signature/Position(s) with Company                              Signing Capacity                        Date
 ----------------------------------                              ----------------                        ----
 /s/ Jimmy C. Tallent                                       Principal Executive Officer            November 30, 1998
 Jimmy C. Tallent
 President, Chief Executive Officer, and
 Director


 /s/ Robert L. Head, Jr.                                             Director                      November 30, 1998
 Robert L. Head, Jr.
 Chairman of the Board, Director


 /s/ Thomas C. Gilliland                                             Director                      November 30, 1998
 Thomas C. Gilliland
 Executive Vice President, Director


 /s/ Billy M. Decker                                                 Director                      November 30, 1998
 Billy M. Decker
 Director

 /s/  Charles E. Hill                                                Director                     November 30, 1998
 Charles E. Hill
 Director


 /s/ Hoyt O. Holloway                                                Director                      November 30, 1998
 Hoyt O. Holloway
 Director


 /s/ P. Deral Horne                                                  Director                      November 30, 1998
 P. Deral Horne
 Director


 /s/ John R. Martin                                                  Director                      November 30, 1998
 John R. Martin
 Director


 /s/ Clarence W. Mason, Sr.                                          Director                      November 30, 1998
 Clarence W. Mason, Sr.
 Director


 /s/ W.C. Nelson, Jr.                                                Director                      November 30, 1998
 W.C. Nelson, Jr.
 Director


 /s/ Charles E. Parks                                                Director                      November 30, 1998
 Charles E. Parks
 Director


 /s/  Christopher J. Bledsoe                                Principal Financial Officer            November 30, 1998
 Christopher J. Bledsoe
 Senior Vice President and Chief Financial Officer


 /s/ Patrick J. Rusnak                                     Principal Accounting Officer            November 30, 1998
 Patrick J. Rusnak
 Controller

                 EXHIBIT INDEX TO REGISTRATION STATEMENT OF FORM S-8

Exhibit
Number                          Description
-------                         -----------

5                        Opinion of Kilpatrick Stockton LLP

23                       Consent of Porter Keadle Moore, LLP

24                       Power of attorney (See Signature Page)